                          KEY AUTO FINANCE TRUST 1997-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  June 1 to June 30, 1999
Distribution Date:  July 15, 1999

Statement for Class A and Class B Noteholders and Certificateholders                                  Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                              Class A/Class B
                                                                                                        Certificate Amount
                                                                                                   -----------------------------
(i)    Principal Distribution
          Class A-1 Note  Amount                                                                 0.00           0.0000000
          Class A-2 Note  Amount                                                         8,024,288.08         121.5801224
          Class A-3 Note  Amount                                                                 0.00           0.0000000
          Class B  Note  Amount                                                                  0.00           0.0000000
          Certificates  Amount                                                                   0.00           0.0000000

(ii)   Interest Distribution
          Class A-1 Note  Amount                                                                 0.00           0.0000000
          Class A-2 Note  Amount                                                           168,069.72           2.5465109
          Class A-3 Note  Amount                                                           236,472.63           5.1250000
          Class B  Note  Amount                                                            140,304.00           5.3333333
          Certificates  Amount                                                             112,535.50           6.4166667

(iii)  Total Pool Balance of Notes and Certificates (end of Collection Period)       115,297,855.11

(iv)   Class A-1 Notes Balance (end of Collection Period)                                        0.00
       Class A-1 Pool Factor (end of Collection Period)                                                         0.0000000
       Class A-2 Notes Balance (end of Collection Period)                               25,311,855.11
       Class A-2 Pool Factor (end of Collection Period)                                                         0.3835130
       Class A-3 Notes Balance (end of Collection Period)                               46,141,000.00
       Class A-3 Pool Factor (end of Collection Period)                                                         1.0000000
       Class B Notes Balance (end of Collection Period)                                 26,307,000.00
       Class B Pool Factor (end of Collection Period)                                                           1.0000000
       Certificates Balance (end of Collection Period)                                  17,538,000.00
       Certificates Pool Factor (end of Collection Period)                                                      1.0000000


(v)    Basic Servicing Fee                                                                   102,768.45           0.2253763


(vi)   Aggregate Net Losses                                                                311,064.56
       Aggregate Realized Losses                                                           530,623.23
       Cummulative Net Losses for all periods                                           20,625,888.98


(vii)  Reserve Account Balance after Giving Effect to Payments                           6,839,790.00
       Made on Distribution Date
       Specified Reserve Account Balance after Giving Effect to Payments                 6,839,790.00
       Made on Distribution Date
       Draws on Reserve Account                                                                  0.00
       Deposits to Reserve Account                                                               0.00

                          KEY AUTO FINANCE TRUST 1997-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  June 1 to June 30, 1999
Distribution Date:  July 15, 1999

Statement for Class A and Class B Noteholders and Certificateholders                                  Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                              Class A/Class B
                                                                                                        Certificate Amount
                                                                                                   -----------------------------


(viii)   Class A-1 Notes Interest Carryover Shortfall                                            0.00           0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                            0.00           0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                            0.00           0.0000000
         Class B Notes Interest Carryover Shortfall                                              0.00           0.0000000
         Certificates Interest Carryover Shortfall                                               0.00           0.0000000
         Class A-1 Notes Principal Carryover Shortfall                                           0.00           0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                           0.00           0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                           0.00           0.0000000
         Class B Notes Principal Carryover Shortfall                                             0.00           0.0000000
         Certificates Principal Carryover Shortfall                                              0.00           0.0000000


(ix)     Additional Principal Distributable Amount                                               0.00


(x)      Aggregate Purchase Amount of Receivables Repurchased by the                              0.00
         Seller or purchased by Servicer




(xi)     Delinquent Contracts
                                                                                            Number            Balance
                                                                             -----------------------------------------------
           30-59 Days                                                                        459            3,601,897.49
           60-89 Days                                                                        103              891,508.00
           90 Days or More                                                                   106              838,709.71
           Financed Vehicles repossessed but not yet Charged-off                              33              234,506.55

ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
---------------------------------------------
Weighted Average Coupon of Remaining Portfolio (WAC)                                        0.1281667
Weighted Average Remaining Term of Remaining Portfolio                                     30.8851270

Net Loss Ratio as of Each Collection Period
     (i)    Second Preceding Collection Period                                              0.0031074
     (ii)   Preceding Collection Period                                                     0.0015013
     (iii)  Current Collection Period                                                       0.0025224
     (iv)   Three Month Average                                                             0.0023770

Ending Portfolio Balance                                                                  115,297,855.11

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